Tenable Announces Fourth Quarter and Full Year 2020 Financial Results
•Added 460 new enterprise platform customers and 66 net new six-figure enterprise platform customers in the fourth quarter.
•Fourth quarter revenue of $118.1 million, up 22% year-over-year; Full year revenue of $440.2 million, up 24% year-over-year.
•Fourth quarter GAAP loss from operations of $0.7 million; Non-GAAP income from operations of $15.4 million.
•Full year net cash provided by operating activities of $64.2 million; Free cash flow of $44.0 million.
COLUMBIA, Maryland, February 2, 2021 — Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter and year ended December 31, 2020.
"Q4 capped a very successful 2020 for Tenable, and included attractive topline growth, expanding operating margins and positive free cash flow,” said Amit Yoran, Chairman and CEO of Tenable. "Underpinning our strong financial performance is healthy demand for securing new cloud deployments and digital infrastructure as the threat environment escalates. Tenable’s risk-based vulnerability management solutions provide unified visibility across this expanding attack surface, enabling customers to understand, quantify and ultimately reduce their risk."
Fourth Quarter 2020 Financial Highlights
•Revenue was $118.1 million, representing a 22% increase year-over-year.
•Calculated current billings was $150.5 million, representing a 20% increase year-over-year.
•GAAP loss from operations was $0.7 million, compared to a loss of $27.6 million in the fourth quarter of 2019.
•Non-GAAP income from operations was $15.4 million, compared to a loss of $11.1 million in the fourth quarter of 2019.
•GAAP net loss was $1.9 million, compared to a loss of $38.3 million in the fourth quarter of 2019.
•GAAP net loss per share was $0.02, compared to a loss per share of $0.39 in the fourth quarter of 2019.
•Non-GAAP net income was $14.4 million, compared to a loss of $11.1 million in the fourth quarter of 2019.
•Non-GAAP diluted earnings per share was $0.13, compared to a loss per share of $0.11 in the fourth quarter of 2019.
•Net cash provided by operating activities was $17.9 million, compared to $3.1 million of net cash used in operating activities in the fourth quarter of 2019.
•Free cash flow was $16.7 million, compared to $(13.5) million in the fourth quarter of 2019.
Full Year 2020 Financial Highlights
•Revenue was $440.2 million, representing a 24% increase year-over-year.
•Calculated current billings was $494.7 million, representing a 19% increase year-over-year.
•GAAP loss from operations was $36.4 million, compared to a loss of $90.8 million in 2019.
•Non-GAAP income from operations was $25.8 million, compared to a loss of $42.8 million in 2019.
•GAAP net loss was $42.7 million, compared to a loss of $99.0 million in 2019.
•GAAP net loss per share was $0.42, compared to a loss of $1.03 in 2019.
•Non-GAAP net income was $20.8 million, compared to a loss of $40.5 million in 2019.
•Non-GAAP diluted earnings per share was $0.19, compared to a loss per share of $0.42 in 2019.
•Cash and cash equivalents and short-term investments were $291.8 million at December 31, 2020, compared to $212.3 million at December 31, 2019.
•Net cash provided by operating activities was $64.2 million, compared to $10.7 million of net cash used in operating activities in 2019.
•Free cash flow was $44.0 million, compared to $(31.4) million in 2019.
Fourth Quarter 2020 and Recent Business Highlights
•Added 460 new enterprise platform customers and 66 net new six-figure customers.

•Launched Frictionless Assessment for Tenable.io® in AWS Marketplace, which continuously provides accurate visibility into cyber risk across all cloud-based assets without having to configure a scan, manage credentials or install agents.
•Announced enhancements to our Managed Security Service Provider (MSSP) portal that will empower partners to build and launch vulnerability management services in the cloud within minutes. After adding over 150 MSSPs in 2020, we now have over 350, including a majority of the top global MSSPs.
•Selected as the first vulnerability management partner to integrate with Splunk’s new cloud-native platform, Mission Control, to provide customers with real-time, data-driven visibility and insight across their entire digital infrastructure.
•Achieved ISO/IEC 27001:2013 certification, recognizing Tenable’s proven commitment to the highest level of information security management.
•Recognized as Vendor of the Year in the Networking & Security Divisional Award from Ingram Micro Inc., the world's largest wholesale technology distributor.
Financial Outlook
For the first quarter of 2021, we currently expect:
•Revenue in the range of $118.0 million to $120.0 million.
•Non-GAAP income from operations in the range of $7.0 million to $9.0 million.
•Non-GAAP net income in the range of $5.0 million to $7.0 million, assuming a provision for income taxes of $1.5 million.
•Non-GAAP diluted earnings per share in the range of $0.04 to $0.06.
•115.0 million diluted weighted average shares outstanding.
For the year ending December 31, 2021, we currently expect:
•Calculated current billings in the range of $565.0 million to $575.0 million.
•Revenue in the range of $510.0 million to $515.0 million.
•Non-GAAP income from operations in the range of $40.0 million to $45.0 million.
•Non-GAAP net income in the range of $30.0 million to $35.0 million, assuming a provision for income taxes of $6.0 million.
•Non-GAAP diluted earnings per share in the range of $0.26 to $0.30.
•116.0 million diluted weighted average shares outstanding.
Conference Call Information
Tenable will host a conference call at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Cyber Exposure company. Over 30,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 30 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
Andrea DiMarco
Erin Karney
investors@tenable.com

Media Relations
Cayla Baker
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP financial measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.

Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the transfer of acquired intellectual property.
Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) Per Share: We define non-GAAP net income (loss) as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impact. We use non-GAAP net income (loss) to calculate non-GAAP earnings (loss) per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation and acquisition-related expenses.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue	$118,082	$97,049	$440,221	$354,586
Cost of revenue(1)	20,317	18,429	77,554	60,818
Gross profit	97,765	78,620	362,667	293,768
Operating expenses:
Sales and marketing(1)	55,934	62,632	224,277	228,035
Research and development(1)	24,418	22,668	101,687	87,064
General and administrative(1)	18,144	20,873	73,136	69,468
Total operating expenses	98,496	106,173	399,100	384,567
Loss from operations	(731)	(27,553)	(36,433)	(90,799)
Interest income, net	67	1,153	1,244	5,830
Other expense, net	(66)	(104)	(1,885)	(680)
Loss before income taxes	(730)	(26,504)	(37,074)	(85,649)
Provision for income taxes	1,206	11,801	5,657	13,364
Net loss	$(1,936)	$(38,305)	$(42,731)	$(99,013)

Net loss per share, basic and diluted	$(0.02)	$(0.39)	$(0.42)	$(1.03)
Weighted-average shares used to compute net loss per share, basic and diluted	103,203	97,738	101,009	96,014
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cost of revenue	$755	$729	$3,158	$2,817
Sales and marketing	5,165	4,930	19,842	16,032
Research and development	4,000	2,316	14,794	8,911
General and administrative	5,652	4,277	21,779	15,683
Total stock-based compensation	$15,572	$12,252	$59,573	$43,443

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
(in thousands, except per share data)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$178,223	$74,363
Short-term investments	113,623	137,904
Accounts receivable (net of allowance for doubtful accounts of $261 and $764 at December 31, 2020 and 2019, respectively)	115,342	94,827
Deferred commissions	32,143	28,499
Prepaid expenses and other current assets	44,462	27,369
Total current assets	483,793	362,962
Property and equipment, net	38,920	26,847
Deferred commissions (net of current portion)	46,733	43,766
Operating lease right-of-use assets	39,426	42,847
Acquired intangible assets, net	13,193	15,508
Goodwill	54,414	54,138
Other assets	14,110	12,544
Total assets	$690,589	$558,612

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$5,731	$10,168
Accrued compensation	35,509	36,634
Deferred revenue	328,819	274,348
Operating lease liabilities	3,815	5,209
Other current liabilities	1,028	1,284
Total current liabilities	374,902	327,643
Deferred revenue (net of current portion)	105,691	88,779
Operating lease liabilities (net of current portion)	54,529	40,663
Other liabilities	4,802	2,622
Total liabilities	539,924	459,707
Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized, 103,715 and 98,587 shares issued and outstanding at December 31, 2020 and 2019, respectively)	1,037	986
Additional paid-in capital	757,470	662,990
Accumulated other comprehensive income	10	50
Accumulated deficit	(607,852)	(565,121)
Total stockholders’ equity	150,665	98,905
Total liabilities and stockholders' equity	$690,589	$558,612

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended December 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net loss	$(42,731)	$(99,013)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income taxes	161	4,243
Depreciation and amortization	10,633	6,880
Stock-based compensation	59,573	41,610
Other	1,071	(784)
Changes in operating assets and liabilities:
Accounts receivable	(20,012)	(25,941)
Prepaid expenses and other assets	(19,372)	(16,954)
Accounts payable, accrued expenses and accrued compensation	(5,282)	10,513
Deferred revenue	71,383	72,799
Other current and noncurrent liabilities	8,808	(4,097)
Net cash provided by (used in) operating activities	64,232	(10,744)

Cash flows from investing activities:
Purchases of property and equipment	(20,277)	(20,674)
Purchases of short-term investments	(184,516)	(242,059)
Sales and maturities of short-term investments	209,148	224,594
Business combination, net of cash acquired	(276)	(74,911)
Net cash provided by (used in) investing activities	4,079	(113,050)

Cash flows from financing activities:
Proceeds from loan agreement	2,000	—
Proceeds from stock issued in connection with the employee stock purchase plan	13,040	15,129
Proceeds from the exercise of stock options	21,709	19,048
Other financing activities	(346)	(16)
Net cash provided by financing activities	36,403	34,161
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(916)	(1,080)
Net increase (decrease) in cash and cash equivalents and restricted cash	103,798	(90,713)
Cash and cash equivalents and restricted cash at beginning of year	74,665	165,378
Cash and cash equivalents and restricted cash at end of year	$178,463	$74,665

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Subscription revenue	$102,162	$80,939	$377,354	$290,549
Perpetual license and maintenance revenue	12,548	13,296	50,594	54,173
Professional services and other revenue	3,372	2,814	12,273	9,864
Revenue(1)	$118,082	$97,049	$440,221	$354,586
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses, represented 93.9% and 92.6% of revenue in the three months ended December 31, 2020 and 2019, respectively, and 93.6% and 91.8% of revenue for the year ended December 31, 2020 and 2019, respectively.

Calculated Current Billings	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Revenue	$118,082	$97,049	$440,221	$354,586
Deferred revenue (current), end of period	328,819	274,348	328,819	274,348
Deferred revenue (current), beginning of period(1)	(296,360)	(246,410)	(274,348)	(214,069)
Calculated current billings	$150,541	$124,987	$494,692	$414,865
_______________
(1)    Deferred revenue (current), beginning of period for the three months and year ended December 31, 2019 includes $0.4 million related to acquired deferred revenue.

Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$17,934	$(3,072)	$64,232	$(10,744)
Purchases of property and equipment	(1,204)	(10,412)	(20,277)	(20,674)
Free cash flow(1)	$16,730	$(13,484)	$43,955	$(31,418)
________________
(1)    Free cash flow for the periods presented increased (decreased) due to:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2020	2019	2020	2019
Employee stock purchase plan activity	$3.6	$3.8	$0.9	$(0.9)
Capital expenditures related to new headquarters	(0.6)	(9.0)	(17.2)	(11.4)
Proceeds from lease incentives	—	—	14.2	—
Acquisition-related expenses	—	(13.1)	(0.7)	(13.1)
Free cash flow for the three months and year ended December 31, 2020 was reduced by approximately $17 million as a result of the accelerated timing of payments for cloud software subscriptions, insurance and rent.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2020	2019	2020	2019
Loss from operations	$(731)	$(27,553)	$(36,433)	$(90,799)
Stock-based compensation	15,572	12,252	59,573	43,443
Acquisition-related expenses	—	3,970	339	3,970
Amortization of acquired intangible assets	578	193	2,314	620
Non-GAAP income (loss) from operations	$15,419	$(11,138)	$25,793	$(42,766)
Operating margin	(1)%	(28)%	(8)%	(26)%
Non-GAAP operating margin	13%	(11)%	6%	(12)%

Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) Per Share	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2020	2019	2020	2019
Net loss	$(1,936)	$(38,305)	$(42,731)	$(99,013)
Stock-based compensation	15,572	12,252	59,573	43,443
Tax impact of stock-based compensation(1)	167	160	1,299	(95)
Acquisition-related expenses	—	3,970	339	3,970
Tax impact of acquisition(2)	—	10,582	—	10,582
Amortization of acquired intangible assets(3)	578	193	2,314	620
Non-GAAP net income (loss)	$14,381	$(11,148)	$20,794	$(40,493)

Net loss per share, diluted	$(0.02)	$(0.39)	$(0.42)	$(1.03)
Stock-based compensation	0.15	0.13	0.59	0.45
Tax impact of stock-based compensation(1)	—	—	0.01	—
Acquisition-related expenses	—	0.04	—	0.04
Tax impact of acquisition(2)	—	0.11	—	0.11
Amortization of acquired intangible assets(3)	0.01	—	0.02	0.01
Adjustment to diluted earnings per share(4)	(0.01)	—	(0.01)	—
Non-GAAP earnings (loss) per share, diluted	$0.13	$(0.11)	$0.19	$(0.42)

Weighted-average shares used to compute GAAP net loss per share, diluted	103,203	97,738	101,009	96,014

Weighted-average shares used to compute non-GAAP earnings (loss) per share, diluted(5)	112,691	97,738	109,962	96,014
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for applicable tax jurisdictions.
(2)    The tax impact of the acquisition in the three months and year ended December 31, 2019 includes $6.3 million of current tax expense and $4.2 million of deferred tax expense related to the transfer of acquired intellectual property.
(3)    The tax impact of amortization of acquired intangible assets is not material.
(4)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.
(5)    In periods in which there is a non-GAAP net loss, basic and diluted weighted average shares outstanding are the same, as potentially dilutive shares would be antidilutive.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2020	2019	2020	2019
Gross profit	$97,765	$78,620	$362,667	$293,768
Stock-based compensation	755	729	3,158	2,817
Amortization of acquired intangible assets	578	193	2,314	620
Non-GAAP gross profit	$99,098	$79,542	$368,139	$297,205
Gross margin	83%	81%	82%	83%
Non-GAAP gross margin	84%	82%	84%	84%

Non-GAAP Sales and Marketing Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2020	2019	2020	2019
Sales and marketing expense	$55,934	$62,632	$224,277	$228,035
Less: Stock-based compensation	5,165	4,930	19,842	16,032
Non-GAAP sales and marketing expense	$50,769	$57,702	$204,435	$212,003
Non-GAAP sales and marketing expense % of revenue	43%	59%	46%	60%

Non-GAAP Research and Development Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2020	2019	2020	2019
Research and development expense	$24,418	$22,668	$101,687	$87,064
Less: Stock-based compensation	4,000	2,316	14,794	8,911
Non-GAAP research and development expense	$20,418	$20,352	$86,893	$78,153
Non-GAAP research and development expense % of revenue	17%	21%	20%	22%

Non-GAAP General and Administrative Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2020	2019	2020	2019
General and administrative expense	$18,144	$20,873	$73,136	$69,468
Less: Stock-based compensation	5,652	4,277	21,779	15,683
Less: Acquisition-related expenses	—	3,970	339	3,970
Non-GAAP general and administrative expense	$12,492	$12,626	$51,018	$49,815
Non-GAAP general and administrative expense % of revenue	11%	13%	12%	14%

Forecasted Non-GAAP Income from Operations	Three Months Ended March 31, 2021		Year Ended December 31, 2021
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(10.6)	$(8.6)	$(42.3)	$(37.3)
Forecasted stock-based compensation	17.0	17.0	80.0	80.0
Forecasted amortization of acquired intangible assets	0.6	0.6	2.3	2.3
Forecasted non-GAAP income from operations	$7.0	$9.0	$40.0	$45.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended March 31, 2021		Year Ended December 31, 2021
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss	$(12.8)	$(10.8)	$(53.8)	$(48.8)
Forecasted stock-based compensation	17.0	17.0	80.0	80.0
Tax impact of stock-based compensation	0.2	0.2	1.5	1.5
Forecasted amortization of acquired intangible assets	0.6	0.6	2.3	2.3
Forecasted non-GAAP net income	$5.0	$7.0	$30.0	$35.0

Forecasted net loss per share, diluted	$(0.12)	$(0.10)	$(0.50)	$(0.46)
Forecasted stock-based compensation	0.16	0.16	0.75	0.75
Tax impact of stock-based compensation	—	—	0.01	0.01
Forecasted amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Adjustment to diluted earnings per share	(0.01)	(0.01)	(0.02)	(0.02)
Forecasted non-GAAP earnings per share, diluted	$0.04	$0.06	$0.26	$0.30

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	105.0	105.0	107.0	107.0

Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	115.0	115.0	116.0	116.0